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                                                                   EXHIBIT 10.17

                                    EXHIBIT A

                                      NOTE

$73,131.00                                                   Alameda, California
                                                                   April 1, 2001


         FOR VALUE RECEIVED, Leonard A. Berg ("Borrower") promises to pay to Silicon Energy Corp., a Delaware corporation (the "Company"), or order, the principal sum of SEVENTY-THREE THOUSAND, ONE HUNDRED THIRTY-ONE DOLLARS AND NO CENTS ($73,131.00) together with interest on the unpaid principal hereof from the date hereof at the rate of 4.8% per annum, compounded semiannually.

         All outstanding principal and accrued interest thereon shall be due and payable on March 31, 2004; provided, however, that upon any recoupment of Borrower's alternative minimum tax ("AMT") in a subsequent tax year (the "Recoupment Amount"), Borrower shall, within 10 days after receipt of such Recoupment Amount, pay to the Company such Recoupment Amount, which payment shall first be applied to outstanding accrued interest and then to the outstanding principal balance. Payment of principal and interest shall be made in lawful money of the United States of America.

         The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

         The holder of this Note shall have full recourse against the undersigned in the event of default.

         In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason ("Termination"), this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be due and payable on the date that is nine (9) months following the date the Termination.

         Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                          /s/ Leonard A. Berg
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                                          Leonard A. Berg